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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 30, 1997

                         Commission file number 0-26980

                            ARV ASSISTED LIVING, INC.
             (Exact name of Registrant as specified in its charter)


                 CALIFORNIA                                  33-0160968
      (STATE OR OTHER JURISDICTION OF                     (I.R.S. EMPLOYER
       INCORPORATION OR ORGANIZATION)                    IDENTIFICATION NO.)

          245 FISCHER AVENUE, D-1
               COSTA MESA, CA                                   92626
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICE)                     (ZIP CODE)



       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (714) 751-7400






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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

INTEREST IN PROSPECT PARK RESIDENCE, LLC AND WATERSIDE VILLAS, LLC

On December 30, 1997, ARV Assisted Living, Inc. ("ARV") completed sale transactions with Castle Senior Living, LLC, a Delaware limited liability company, for approximately $24.5 million. This amount includes the purchase price plus the repayment of outstanding loans and related accrued interest due to ARV from Prospect Park Residence, LLC and Waterside Villas, LLC. Pursuant to the terms of the transaction, ARV sold its 50 percent interest in one operating assisted living community and one assisted living community in the development phase. The interest in the two communities sold were as follows:


Community                   Location                 Type                              Units
---------                   --------                 ----                              -----
Prospect Park Residence     Brooklyn, New York       Assisted Living Community          127
Waterside Villas            Cranbury, New Jersey     Assisted Living Community
                                                     under development                  138
                                                                                        ---
                                                                        Total           265
                                                                                        ===


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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ARV Assisted Living, Inc.


 By: /s/ Graham Espley-Jones
     ------------------------------
     Graham Espley-Jones
     Chief Financial Officer
     (Duly authorized officer)

Date:  January 13, 1998